March 8, 2006

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020

Re:	Initial Public Offering

Gentlemen:

The undersigned officer and director of Echo Healthcare Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc.’s (“Morgan Joseph”) intent to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1.        In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the trust fund which will be established for holders of the IPO Shares (“Trust Fund”), as defined below, to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund, except with respect to any of the IPO Shares, as defined herein, acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2.        In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.        The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.        Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Windy City, Inc. (“Related Party”), shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month, to compensate it for the Company’s use of Related Party’s office space, utilities, administrative, technology and secretarial services. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.        Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

6.        The undersigned agrees to be the President, Secretary and a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all respects. The undersigned represents and warrants that:

(a)       he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)       he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c)       he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.        The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the President, Secretary and a director of the Company.

8.        The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.        In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock, par value $0.0001, owned by him prior to the IPO (“Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in connection with or following the IPO “For” a Business Combination.

10.      The undersigned will escrow one-half of his Insider Shares for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, and the remaining one-half of his Insider Shares until the completion of a Business Combination and the last sale price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period after the Company completes the Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

11.      The undersigned agrees to not to resign (or advise the Board that the undersigned declines to seek re-election to the Board of Directors) from his position as officer and/or director of the Company as set forth in the Registration Statement without the prior consent of Morgan Joseph, which consent shall not be unreasonably withheld, until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the liquidation of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

12.      This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.      As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the healthcare industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signatures on following page.]

________________
Joel Kanter

/s/ Joel Kanter
Signature

EXHIBIT A

Joel Kanter, President, Secretary and Director

•	Over 18 years experience in the healthcare industry;
•

Chief Executive Officer and President, from 1995 to 1999, of Walnut Financial Services, Inc. (formerly listed on the Nasdaq), a provider of equity financing to start-up and early stage development companies, bridge financing and factoring services to small and medium-sized companies, and later stage institutional financing to more mature enterprises. Ventures financed through Walnut Financial Services, Inc. include Plax Mouthwash (Oral Research Laboratories), Sonicare Toothbrushes (Optiva Corp.), the first manufacturer of Global Positioning System devices (Magellan Corp.), the largest and only nationwide Preferred Provider Organization (First Health), one of the country’s largest nursing home companies (GranCare), and one of the country’s largest institutional pharmacy companies (Vitalink Pharmacy Services, Inc.);

•

In 2000, formed the blank check acquisition company, Sovereign Medical Acquisition Co., raising $9 million from private investors, and acquired HealthMont Inc., an operator of community hospitals, which was subsequently acquired by SunLink Health Systems, Inc.;

•

In 1995, Mr. Kanter, formed an acquisition company named Healthcare Acquisition Corp. and raised approximately $10.3 million from public investors. In 1997, it acquired, through a reverse merger, Encore Medical Corporation (Nasdaq:ENMC), a broad based orthopedics products company involved in developing, manufacturing, marketing and distributing high quality medical goods and services throughout the world;

•	Member of the board of directors of Encore Medical Corporation since 1997;
•

Member of the board of directors of I-Flow Corporation (Nasdaq:IFLO), a company that designs, develops, manufactures and markets technically advanced, low-cost ambulatory drug delivery systems to provide life enhancing, cost effective solutions for pain management and infusion therapy for use in hospitals and other settings, including free-standing surgery centers and physicians’ offices, since 1991;

•

Member of the board of directors of Logic Devices, Inc. (Nasdaq:LOGC), a company that develops and markets high-performance digital integrated circuits that address the requirements of original equipment manufacturers to provide high-speed electronic computation and storage in digital signal processing, video image processing, and telecommunications applications, since 2002;

•

Member of the board of directors of Magna-Lab, Inc. (OTCBB:MAGLA.OB, formerly listed on Nasdaq), a company that had been focused on the pre-revenue development and commercialization of disposable medical devices designed to enhance the effectiveness of magnetic resonance imaging in detection and diagnosis of heart disease, since 1998;

•	Member of the board of directors of Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations, since 2004;
•	Member of the board of directors of Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems, since 2004;
•	Member of the board of directors BioHorizons Implant Systems, Inc., a provider of dental implants and related products, since 2002;

•	Member of the board of directors Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology, since 1990;
•	Member of the board of directors Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians, since 1999;
•	Member of the board of directors of David Braun Productions, Inc., a provider of children’s television programs, since 1998;
•	President of Windy City, Inc., a privately held investment firm, since 1986; and
•

Managing Director of The Investors’ Washington Service, an investment advisory firm specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets, from its formation in 1985 to its sale in 1986 to Government Consulting Company.

Joel Kanter, our President and Secretary, has served as President of Windy City, Inc., a privately-held investment firm, since 1986. From 1995 to 1999, Mr. Kanter served as the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company (formerly listed on Nasdaq). Walnut Financial’s primary business focus was the provision of different forms of financing to small businesses. Walnut Financial accomplished this objective by providing equity financing to start-up and early stage development companies, bridge financing and factoring services to small and medium-sized companies, and by providing later stage institutional financing to more mature enterprises through an institutional fund it ran for the Teachers Retirement System of Illinois. Over the course of its 13 year history, Walnut Financial provided financing to over 300 companies, including many that became well known ventures including Plax Mouthwash (Oral Research Laboratories), Sonicare Toothbrushes (Optiva Corp.), the first manufacturer of Global Positioning System devices (Magellan Corp.), the largest and only nationwide Preferred Provider Organization (First Health), what became the country’s fifth largest nursing home company (GranCare), and the third largest U.S. institutional pharmacy company (Vitalink Pharmacy Services, Inc.). Walnut Financial was acquired by THCG, Inc. in 1999. From 1985 through 1986, Mr. Kanter served as Managing Director of The Investors’ Washington Service, an investment advisory company specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets. Clients included Amoco Oil, AT&T, Bankers Trust, Chase Manhattan Bank, General Motors and J.C. Penney. Mr. Kanter serves on the Board of Directors of several public companies including Encore Medical Corporation (Nasdaq: ENMC), I-Flow Corporation (Nasdaq:IFLO), Logic Devices, Inc. (Nasdaq:LOGC) Magna-Lab, Inc. (OTC Bulletin Board:MAGLA.OB) Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems; and Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations. Mr. Kanter also serves on the board of directors of several private companies, including BioHorizons Implant Systems, Inc., a provider of dental implants and related products; Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians; Modigene Inc., a life sciences company that is developing technology to extend the life of proteins; MathMastery, Inc., a company that develops homework help products for the educational market; and Prescient Medical, Inc. an early stage company seeking methods to identify and treat vulnerable plaque in cardiology patients. He is the past President of the Board of Trustees of The Langley School in McLean Virginia and a current Trustee at the Georgetown Day School in Washington, D.C. Mr. Kanter graduated from Tulane University in 1978 with a Bachelor of Science in Psychology and a Bachelor of Arts in Political Science.